    As filed with the Securities and Exchange Commission on July 31, 2001
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                            COR THERAPEUTICS, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

      Delaware                                          94-3060271
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                             256 East Grand Avenue
                    South San Francisco, California 94080
                                (650) 244-6800
                   (Address of principal executive offices)

                          1991 Equity Incentive Plan
                       1991 Employee Stock Purchase Plan
                1994 Non-Employee Directors' Stock Option Plan
                    1998 Non-Officer Equity Incentive Plan
                           (Full title of the plans)

                             Patrick A. Broderick
                   Senior Vice President and General Counsel
                            COR Therapeutics, Inc.
                             256 East Grand Avenue
                    South San Francisco, California 94080
                                (650) 244-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

                             Robert L. Jones, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA 94306-2155
                                (650) 843-5000

                                ---------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  ===============================================================================================================================
                                                       Proposed Maximum            Proposed Maximum
  Title of Securities to be       Amount to be     Offering Price Per Share    Aggregate Offering Price
        Registered                 Registered                (1)                         (1)              Amount of Registration Fee
  -------------------------------------------------------------------------------------------------------------------------------
  Common Stock (par value          2,250,000 shares         $26.345                     $59,276,250                       $14,820
  $.0001)
  ===============================================================================================================================
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 25, 2001 as reported on the Nasdaq National Market.

The chart below details the calculations of the registration fee:

---------------------------------------------------------------------------------------------------
                                                               Offering Price        Aggregate
          Securities                 Number of Shares            Per Share         Offering Price
---------------------------------------------------------------------------------------------------
Shares issuable pursuant to             2,250,000                 $26.345           $59,276,250
 the 1991 Equity Incentive
 Plan, 1991 Employee Stock
 Purchase Plan, 1994
 Non-Employee Directors'
 Stock Option Plan and 1998
 Non-Officer Equity Incentive
 Plan
---------------------------------------------------------------------------------------------------
Proposed Maximum Offering                                                               $59,276,250
 Price
---------------------------------------------------------------------------------------------------
Registration Fee                                                                        $    14,820
---------------------------------------------------------------------------------------------------

          In February 2001, the Board approved amendments to the 1991 Equity Incentive Plan (the "Incentive Plan"), the 1991 Employee Stock Purchase Plan (the "ESPP"), the 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"), and the 1998 Non-Officer Equity Incentive Plan (the "Non-Officer Plan") (collectively, the "Plans") to increase the number of shares authorized for issuance under the Incentive Plan from a total of 11,400,000 to 12,400,000 shares, under the ESPP from a total of 2,100,000 to 2,550,000 shares, under the Non-Employee Directors' Plan from a total of 400,000 to 700,000 shares, and under the Non-Officer Plan from a total of 2,500,000 to 3,000,000 shares. Such amendments were approved by the stockholders in June 2001, as applicable.


            INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-42912, 33-66296, 33-82308, 33-82306,
       333-31801, 333-49567, 333-75101, 333-86177, 333-37840, 333-48668,
                  ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR
                   ENDED DECEMBER 31, 2000 NO. 000-19290 AND
                QUARTERLY REPORT ON FORM 10-Q FOR QUARTER ENDED
                         MARCH 31, 2001 NO. 000-19290

          The contents of Registration Statements on Form S-8 Nos. 33-42912, 33-66296, 33-82308, 33-82306, 333-31801, 333-49567, 333-75101, 333-86177, 333-
     37840 and 333-48668 filed with the Securities and Exchange Commission on September 25, 1991, July 22, 1993, August 1, 1994, August 2, 1994, July 22,
     1997, April 7, 1998,  March 26, 1999, August 30, 1999, May 25, 2000 and
     October 26, 2000, respectively, the Registrant's Annual Report for fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 16, 2001 No. 000-19290 and Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 9, 2001 No. 000-19290, are incorporated by reference herein.


                                    EXHIBITS
Exhibit
Number

5.1    Opinion of Cooley Godward LLP.

23.1   Consent of Ernst & Young LLP, Independent Auditors.

23.2   Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1   Power of Attorney is contained on the signature pages.

99.1*  1991 Equity Incentive Plan, as amended.

99.2*  1991 Employee Stock Purchase Plan, as amended.

99.3*  1994 Non-Employee Directors' Stock Option Plan, as amended.

99.4*  1998 Non-Officer Equity Incentive Plan, as amended.


_________________
* Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 9, 2001 (File No. 000-19290).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 27, 2001.


                                         COR Therapeutics, Inc.

                                         By      /s/ Peter S. Roddy
                                                 -------------------------------
                                                 Peter S. Roddy
                                         Title:  Senior Vice President, Finance
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)




                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vaughn M. Kailian and Peter S. Roddy, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                               Title                                    Date
        /s/ Vaughn M. Kailian                              President, Chief Executive Officer and              July 27, 2001
-----------------------------------------------            Director (Principal Executive Officer)
        Vaughn M. Kailian

        /s/ Peter S. Roddy                                Senior Vice President, Finance and Chief             July 27, 2001
-----------------------------------------------           Financial Officer (Principal Financial
        Peter S. Roddy                                    Officer)


        /s/ John M. Schembri                              Director, Finance and Controller             July 27, 2001
-----------------------------------------------           (Principal Accounting Officer)
        John M. Schembri

        /s/ Shaun R. Coughlin, M.D., Ph.D.                 Director                                    July 27, 2001
-----------------------------------------------
        Shaun R. Coughlin, M.D., Ph.D.

        /s/ James T. Doluisio, Ph.D.                       Director                                    July 27, 2001
-----------------------------------------------
        James. T. Doluisio, Ph.D.

        /s/ Ginger L. Graham                               Director                                    July 27, 2001
-----------------------------------------------
        Ginger L. Graham

        /s/ Charles J. Homcy                               Director                                    July 27, 2001
-----------------------------------------------
        Charles J. Homcy

        /s/ Jerry T. Jackson                               Director                                    July 27, 2001
-----------------------------------------------
        Jerry T. Jackson

        /s/ Ernest Mario, Ph.D.                            Director                                    July 20, 2001
-----------------------------------------------
        Ernest Mario, Ph.D.

        /s/ Michael G. McCaffrey                           Director                                    July 27, 2001
-----------------------------------------------
        Michael G. McCaffery

                                 EXHIBIT INDEX


  Exhibit                                  Description                                        Sequential Page Number
  Number
        5.1  Opinion of Cooley Godward LLP.

       23.1  Consent of Ernst & Young LLP, Independent Auditors.

       23.2  Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

       24.1  Power of Attorney is contained on the signature pages.

      99.1*  1991 Equity Incentive Plan, as amended.

      99.2*  1991 Employee Stock Purchase Plan, as amended.

      99.3*  1994 Non-Employee Directors' Stock Option Plan, as amended.

      99.4*  1998 Non-Officer Equity Incentive Plan, as amended.

______________________

* Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 9, 2001 (File No. 000-19290).